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                                                                    EXHIBIT 10.6

                                 AMENDMENT NO. 2
                        TO AAR CORP. AMENDED AND RESTATED
                    SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

     WHEREAS, the Company amended and restated the AAR CORP. Supplemental Key Employee Retirement Plan, effective April 11, 2000, as the AAR CORP. Amended and Restated Supplemental Key Employee Retirement Plan (the "SKERP" or "Plan"); and

     WHEREAS, the Company further amended the Plan on April 10, 2001 (Amendment No. 1); and

     WHEREAS, the Company now desires to further amend the Plan in certain respects;

     NOW THEREFORE, the Company hereby amends the Plan as follows, effective as of October 1, 2001:

     1.   Section 1.17 of the Plan is hereby amended to read as follows:

          1.17 "Qualified Retirement Benefit" means the benefit payable to a Participant pursuant to the Qualified Retirement Plan (including any increased amounts payable with respect to any calendar year as described in Appendix A of the Qualified Retirement Plan) by reason of his termination of employment with the Company and all Affiliated Companies for any reason other than death; provided, however, that such benefit shall be determined in accordance with Section 3.1 or Section 3.2 as applicable.

     2.   Section 1.26 of the Plan is hereby amended to read as follows:

          1.26. "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to Section 3.1 or 3.2 of the Plan by reason of his termination of employment with the Company and all Affiliated Companies for any reason other than death, or in connection with the termination of the Plan or termination of participation in the Plan.

     3. Article II of the Plan is hereby amended by adding a new Section 2.3 thereto to read as follows:

          2.3 CESSATION OF PARTICIPATION. Notwithstanding the foregoing provisions of Section 2.1 or Section 2.2, effective as of October 1, 2001:

          (a) No Executive Officer or Key Employee who was not already a Participant in the Plan as of October 1, 2001 shall be eligible to participate in the

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     Plan with respect to the Supplemental Retirement Benefit or Supplemental
     Surviving Spouse Benefit set forth in Section 3.1, 3.2 and 3.3 of the Plan; and

          (b) No Participant who is a Key Employee shall accrue any further Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit on or after October 1, 2001.

     4. The last paragraph of Section 3.1 of the Plan is hereby amended to read as follows:

     For purposes of determining the Supplemental Retirement Benefit described above:

          (i) The amount described in (a) above for any Participant who commences participation in the Plan after January 1, 2001 shall be multiplied by a fraction, the numerator of which shall be years of Credited Service not to exceed 20, and the denominator of which shall be 20, determined as of the date of the Participant's termination of employment with the Company and all Affiliated Companies.

          (ii) A Participant's Final Average Earnings described in (a) above shall be determined as of October 1, 2001, and shall be adjusted by an amount equal to 25% of the percentage increase in the Participant's base salary in effect on September 30, 2001 compared to the Participant's base salary in effect on the date of the Participant's termination of employment for any reason, including Retirement, Disability or death.

          (iii) In determining a Participant's Qualified Retirement Benefit, the Participant's Cash Account Balance shall not be credited with any Credits for any period of time on or after October 1, 2001, and the participant shall be deemed to have received his Cash Account Balance on October 1, 2001; and in the case of a Participant who is a Grandfathered Participant, the Grandfathered Benefit shall be calculated considering the Participant's Final Average Earnings, Credited Service (not in excess of 20 years) and Social Security offset as of October 1, 2001.

          (iv) The amounts described in (a) and (b) shall be computed in the form of an annuity payable over the Participant's lifetime only.

     5.   Section 3.2 of the Plan is hereby amended to read as follows:

          3.2 KEY EMPLOYEES. Effective as of October 1, 2001, no Participant who is a Key Employee of the Company as described in Section 2.2 shall accrue any further Supplemental Retirement Benefit. The Supplemental Retirement Benefit of a Participant who is such a Key Employee shall be a monthly amount equal to the difference between (a) and (b) below:

          (a) The monthly amount of the Qualified Retirement Benefit accrued as of October 1, 2001 to which the Participant would have been entitled under the Qualified Retirement Plan without giving effect to the limitations imposed by Section 401(a)(17) or any other section of the Code;

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                                      LESS

          (b) The monthly amount of the Qualified Retirement Benefit accrued as of October 1, 2001 and payable to the Participant under the Qualified Retirement Plan at October 1, 2001.

     For purposes of determining the Supplemental Retirement Benefit described above:

          (i) For calculating the Qualified Retirement Benefit under Section 3.2(a) only, any Key Employee Participant who was over the age of 55 on January 1, 2000 shall be deemed a "Grandfathered Participant" as defined under the Qualified Retirement Plan.

          (ii) A Participant's Final Average Earnings shall be determined as of October 1, 2001, and shall not be based on or include Compensation earned by a Participant after such date.

          (iii) In determining a Participant's Qualified Retirement Benefit, the Participant's Cash Account Balance shall not be credited with Pay Credits for any period of time on or after October 1, 2001, and in the case of a Participant who is a Grandfathered Participant, the Grandfathered Benefit shall be calculated considering the Participant's Final Average Earnings, Credited Service (not in excess of 20 years) and Social Security offset as of October 1, 2001.

          (iv) The amounts described in (a) and (b) shall be computed in the form of an annuity payable over the Participant's lifetime only.

     6. Section 3.3 of the Plan is hereby amended to add a final sentence to the end thereof to read as follows:

     Notwithstanding the foregoing provisions of this Section 3.3, no Participant who is a Key Employee of the Company as described in Section
     2.2 shall accrue any further Supplemental Surviving Spouse Benefit on or after October 1, 2001.

     7. The second sentence of Section 7.2 of the Plan is hereby amended to delete the reference to "Sections 3.4 through 3.8" and insert "Sections 3.4 and 3.5" in lieu thereof.

     8. Article VII of the Plan is hereby amended by adding a new Section 7.4 thereto to read as follows:

          7.4 TERMINATION OF PARTICIPATION. The Company, in its sole discretion, shall have the right to terminate the participation in the Plan or any portion thereof of any Executive Officer or Key Employee whose initial participation in the Plan was designated by the Compensation Committee, upon recommendation of management, pursuant to Section 1.6 or
     1.7. Upon such termination of participation, distribution of the Supplemental Retirement Benefit, Supplemental Surviving Spouse Benefit, and amounts in the Supplemental Salary Deferral Account, Supplemental Company Account and Supplemental Profit Sharing

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     Account, as applicable to such Participant, determined as of the date of termination of participation, shall be made to such Participant, his Surviving Spouse or beneficiaries either (i) in the manner and at the time described in Articles III and IV of the Plan; or (ii) in the sole discretion of the Company in a lump sum payment as soon as practicable following such termination of participation. No additional Supplemental Retirement Benefit or Surviving Spouse Benefit shall be earned by such Participant after termination of his participation in the Plan with respect to such benefits, and no additional credits of Supplemental Salary Deferral Contributions, Supplemental Company Contributions or Supplemental Profit Sharing Contributions shall be made to the Accounts of such Participant after termination of his participation in the Plan with respect to such benefits, but the Company shall continue to credit earnings, gains and losses to existing Accounts of such Participant pursuant to Section 4.5 until the balances of such Accounts have been fully distributed to the Participant or his beneficiaries.

     IN WITNESS WHEREOF, this Amendment No. 2 has been executed on this 10th day of October, 2001.

                                               AAR CORP.


                                               By: /s/ David P. Storch
                                                   -----------------------------
                                                      David P. Storch, President

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